UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2017

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Iron Mountain Incorporated, or the Company, held on May 24, 2017, or the Annual Meeting, the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or the 2014 Plan, to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the fair market value as of the date such award is granted, or the 2014 Plan Amendment. The material terms of the 2014 Plan, as amended by the 2014 Plan Amendment, are summarized in the Company’s Proxy Statement for the Annual Meeting dated April 13, 2017, or the Proxy Statement. A copy of the 2014 Plan Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders elected twelve directors, each for a one-year term of office to serve until the Company’s 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified. The nominated directors received the following votes:

Name	For	Against	Abstain	Broker Non-Vote
Jennifer Allerton	217,390,867	1,617,678	1,347,990	19,241,709
Ted R. Antenucci	218,514,612	495,101	1,346,822	19,241,709
Pamela M. Arway	218,052,019	955,971	1,348,545	19,241,709
Clarke H. Bailey	212,464,007	6,542,050	1,350,478	19,241,709
Neil Chatfield	216,623,118	2,371,480	1,361,937	19,241,709
Kent P. Dauten	216,934,721	2,073,822	1,347,992	19,241,709
Paul F. Deninger	218,526,367	480,100	1,350,068	19,241,709
Per-Kristian Halvorsen	217,577,272	1,426,140	1,353,123	19,241,709
William L. Meaney	218,484,702	521,904	1,349,929	19,241,709
Wendy J. Murdock	218,230,069	776,957	1,349,509	19,241,709
Walter C. Rakowich	218,206,350	801,038	1,349,147	19,241,709
Alfred J. Verrecchia	218,333,968	675,913	1,346,654	19,241,709

At the Annual Meeting, the Company’s stockholders approved the 2014 Plan Amendment.  The 2014 Plan Amendment was previously approved by the Board of Directors of the Company, or the Board of Directors, subject to stockholder approval at the Annual Meeting.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
208,627,428	10,208,213	1,520,894	19,241,709

At the Annual Meeting, the Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
214,235,531	4,287,916	1,833,088	19,241,709

At the Annual Meeting, the Company’s stockholders voted to recommend, by nonbinding advisory vote, the frequency with which the Company has future nonbinding advisory votes on the compensation paid to the Company’s executive officers.  This proposal received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
198,991,703	153,046	17,452,170	3,759,616	19,241,709

In accordance with our consideration of the voting results on this nonbinding advisory proposal, the Board of Directors has determined that the Company will hold a nonbinding advisory vote on the compensation of its named executive officers every year.

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal received the following votes:

For	Against	Abstain
236,062,500	2,133,488	1,402,256

The results reported above are final voting results.

Item 8.01.             Other Events.

Committee Appointments

On May 24, 2017, upon recommendation from the Company’s Nominating and Governance Committee, or the Nominating and Governance Committee, the Board of Directors approved the appointment of the following members of the Company’s Audit, Compensation and Nominating and Governance Committees, effective July 25, 2017:

Audit Committee
Walter C. Rakowich, Chair
Jennifer Allerton
Ted R. Antenucci
Neil Chatfield

Compensation Committee
Pamela M. Arway, Chair
Paul F. Deninger
Per-Kristian Halvorsen Wendy J. Murdock

Nominating and Governance Committee
Alfred J. Verrecchia, Chair
Pamela M. Arway
Clarke H. Bailey
Kent P. Dauten
Walter C. Rakowich

The Company also has a Finance Committee and a Risk and Safety Committee, neither of which is required by the rules of the New York Stock Exchange. On May 24, 2017, the Board of Directors, upon recommendation from the Nominating and Governance Committee, approved the appointment of the following members to these committees, effective July 25, 2017:

Finance Committee
Kent P. Dauten, Chair
Ted R. Antenucci
Paul F. Deninger Wendy J. Murdock

Risk and Safety Committee
Clarke H. Bailey, Chair
Jennifer Allerton Neil Chatfield
Per-Kristian Halvorsen

Issuance of 3.000% Euro Senior Notes due 2025

On May 23, 2017, the Company completed a private offering of €300.0 million in aggregate principal amount of 3.000% Euro Senior Notes due 2025, or the Notes. The Notes were sold at 100.0% of par. The net proceeds from the offering were approximately €295.8 million, after deducting discounts to the initial purchasers and estimated offering expenses. The Company used the net proceeds from the offering of the Notes to repay outstanding borrowings under the Company’s revolving credit facility.

The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued under a Senior Indenture, dated as of May 23, 2017, or the Indenture, by and among the Company, the guarantors named therein, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, registrar and transfer agent.

The Company will pay 3.000% interest per annum on the principal amount of the Notes, payable semi-annually on January 15 and July 15 of each year. Interest will accrue on the Notes from May 23, 2017, and the first interest payment date will be January 15, 2018. The Notes will mature on January 15, 2025, unless earlier redeemed or repurchased in accordance with the terms set forth in the Indenture.

The Notes are jointly and severally guaranteed on an unsecured senior basis by the Company’s direct and indirect wholly owned U.S. subsidiaries that represent the substantial majority of its U.S. operations, or the Subsidiary Guarantors. The Notes and the guarantees will be the Company’s and the Subsidiary Guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated debt. The Notes and the guarantees are effectively subordinated to the Company’s and the Subsidiary Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to June 15, 2020, the Company may, at its option, redeem all or a portion of the Notes at the make-whole price set forth in the Indenture. Prior to June 15, 2020, the Company may, at its option, redeem the Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture so long as at least €180.0 million in aggregate principal amount of the Notes remains outstanding immediately afterwards.  The Company has the option to redeem all or a portion of the Notes at any time on or after June 15, 2020 at the redemption prices set forth in the Indenture. Upon the sale of certain assets or upon certain changes of control, the Company may be required to offer to repurchase the Notes under the terms set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior notes. Under the terms of the Indenture, the Company and certain of its subsidiaries are also subject to covenants and restrictions which are generally similar to those applicable to the Company’s currently outstanding senior notes.

This brief description of the Notes is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

4.1                               Senior Indenture, dated as of May 23, 2017, among the Company, the Subsidiary Guarantors, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, registrar and transfer agent. (Filed herewith.)

10.1                        First Amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Stuart B. Brown
	Name:	Stuart B. Brown
	Title:	Executive Vice President and Chief Financial Officer

Date: May 30, 2017